UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013

TEXAS CAPITAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 McKinney Avenue, Suite 700 Dallas, Texas U.S.A.	75201
(Address of principal executive offices)	(Zip Code)

(214) 932-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 14, 2013, we held our annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, out of 40,771,414 shares of common stock entitled to vote at the meeting, the holders of more than a majority of the outstanding shares of common stock were present at the meeting in person or by proxy, constituting a quorum. The shareholders elected all of the Company’s nominees for director and approved the advisory vote on executive compensation. The votes received are set forth below:

1.	Election of Directors

NAMES	FOR Number	WITHHELD Number
George F. Jones, Jr.	34,403,000	733,779
Peter B. Bartholow	32,264,649	2,872,130
James H. Browning	31,145,645	3,991,134
Preston M. Geren III	35,078,040	58,739
Frederick B. Hegi, Jr.	34,362,703	774,076
Larry L. Helm	35,077,648	59,131
James R. Holland, Jr.	34,346,643	790,136
W. W. McAllister III	33,725,304	1,411,475
Elysia Holt Ragusa	35,089,323	47,456
Steven P. Rosenberg	34,400,207	736,572
Grant E. Sims	34,848,142	288,637
Robert W. Stallings	34,402,600	734,179
Dale W. Tremblay	31,485,011	3,651,768
Ian J. Turpin	33,435,670	1,701,109

2.	Advisory approval of the compensation of the Company’s named executives

FOR Number	AGAINST Number	ABSTAIN Number
33,098,920	1,020,127	21,505

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS CAPITAL BANCSHARES, INC.

By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer

Dated: May 14, 2013

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